                                                                     Exhibit 4.4
                                                                  EXECUTION COPY









                            J. CREW INTERMEDIATE LLC



                   -------------------------------------------

            16.0% SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES DUE 2008

                   -------------------------------------------



                           --------------------------

                                    INDENTURE
                             DATED AS OF MAY 6, 2003

                           --------------------------



                   -------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
                                     TRUSTEE

                   -------------------------------------------





================================================================================
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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...................................................  1

Section 1.02.  Other Definitions............................................. 20

Section 1.03.  Incorporation by Reference of Trust Indenture Act............. 21

Section 1.04.  Rules of Construction......................................... 21

                                    ARTICLE 2
                                    THE NOTES

Section 2.01.  Form and Dating................................................22

Section 2.02.  Execution and Authentication...................................23

Section 2.03.  Registrar and Paying Agent.....................................24

Section 2.04.  Paying Agent to Hold Money in Trust............................24

Section 2.05.  Holder Lists...................................................24

Section 2.06.  Global Note Provisions.........................................25

Section 2.07.  Legends........................................................26

Section 2.08.  Transfer and Exchange..........................................26

Section 2.09.  Replacement Notes..............................................32

Section 2.10.  Outstanding Notes..............................................32

Section 2.11.  Treasury Notes.................................................33

Section 2.12.  Temporary Notes................................................33

Section 2.13.  Cancellation...................................................33

Section 2.14.  Defaulted Interest.............................................34

Section 2.15.  Record Date....................................................34

Section 2.16.  Computation Of Interest........................................34

Section 2.17.  CUSIP Number...................................................34

Section 2.18.  Additional Notes...............................................34

Section 2.19.  Additional Interest Under the Registration Rights Agreements...35

Section 2.20.  Contingent Principal...........................................35

Section 2.21.  Calculation of Original Issue Discount and Interest for
               U.S. Federal Income Tax Purposes...............................36

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.............................................36

Section 3.02.  Selection of Notes to be Redeemed or Purchased.................36

Section 3.03.  Notice of Redemption...........................................37

Section 3.04.  Effect of Notice of Redemption.................................38

Section 3.05.  Deposit of Redemption or Purchase Price........................38

Section 3.06.  Notes Redeemed in Part.........................................38

Section 3.07.  Optional Redemption............................................38

Section 3.08.  Mandatory Redemption...........................................39

Section 3.09.  Repurchase Offers..............................................39

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Notes...............................................41

Section 4.02.  Maintenance of Office or Agency................................41

Section 4.03.  Commission Reports.............................................42

Section 4.04.  Compliance Certificate.........................................43

Section 4.05.  Taxes..........................................................43

Section 4.06.  Stay, Extension and Usury Laws.................................44

Section 4.07.  Restricted Payments............................................44

Section 4.08.  Dividends and Other Payment Restrictions Affecting
               Restricted Subsidiaries........................................46

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.....47

Section 4.10.  Asset Sales....................................................50

Section 4.11.  Transactions with Affiliates...................................51

Section 4.12.  Liens..........................................................52

Section 4.13.  Offer to Purchase Upon Change of Control.......................52

Section 4.14.  Corporate Existence............................................53

Section 4.15.  Business Activities............................................54

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation of Sale of Assets........................54

Section 5.02.  Successor Corporation Substituted..............................55

                                    ARTICLE 6
                              EFAULTS AND REMEDIES

Section 6.01.  Events of Default..............................................55

Section 6.02.  Acceleration...................................................57

Section 6.03.  Other Remedies.................................................58

Section 6.04.  Waiver of Past Defaults........................................57

Section 6.05.  Control by Majority............................................58

Section 6.06.  Limitation on Suits............................................58

Section 6.07.  Rights of Holders of Notes to Receive Payment..................59

Section 6.08.  Collection Suit by Trustee.....................................59

Section 6.09.  Trustee May File Proofs of Claim...............................59

Section 6.10.  Priorities.....................................................60

Section 6.11.  Undertaking for Costs..........................................60

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee..............................................61

Section 7.02.  Rights of Trustee..............................................62

Section 7.03.  Individual Rights of Trustee...................................62

Section 7.04.  Trustee's Disclaimer...........................................62

Section 7.05.  Notice of Defaults.............................................63

Section 7.06.  Reports by Trustee to Holders of the Notes.....................63

Section 7.07.  Compensation and Indemnity.....................................64

Section 7.08.  Replacement of Trustee.........................................64

Section 7.09.  Successor Trustee by Merger, Etc...............................65

Section 7.10.  Eligibility; Disqualification..................................65

Section 7.11.  Preferential Collection of Claims Against the Company..........65

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.......65

Section 8.02.  Legal Defeasance and Discharge.................................66

Section 8.03.  Covenant Defeasance............................................66

Section 8.04.  Conditions to Legal or Covenant Defeasance.....................67

Section 8.05.  Deposited Money and U.S........................................68

Section 8.06.  Repayment to the Company.......................................69

Section 8.07.  Reinstatement..................................................69

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of the Notes........................69

Section 9.02.  With Consent of Holders of Notes...............................70

Section 9.03.  Compliance With Trust Indenture Act............................72

Section 9.04.  Revocation and Effect of Consents..............................72

Section 9.05.  Notation on or Exchange of Notes...............................72

Section 9.06.  Trustee to Sign Amendments, Etc................................72

                                   ARTICLE 10
                                  MISCELLANEOUS

Section 10.01. Trust Indenture Act Controls...................................72

Section 10.02. Notices........................................................73

Section 10.03. Communication by Holders of Notes With Other Holders of Notes..74

Section 10.04. Certificate and Opinion as to Conditions Precedent.............74

Section 10.05. Statements Required in Certificate or Opinion..................74

Section 10.06. Rules by Trustee and Agents....................................75

Section 10.07. No Personal Liability of Directors, Officers, Employees,
               Organizers and Members.........................................75

Section 10.08. Governing Law..................................................75

Section 10.09. No Adverse Interpretation of Other Agreements..................75

Section 10.10. Successors.....................................................75

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

Section 10.11. Severability...................................................75

Section 10.12. Counterpart Originals..........................................75

Section 10.13. Table of Contents, Headings, Etc...............................76

                                    EXHIBITS

EXHIBIT A    FORM OF NOTE

EXHIBIT B-1  FORM OF NON-U.S. BENEFICIAL OWNERSHIP
             CERTIFICATION BY EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

EXHIBIT B-2  FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION
             BY MEMBER ORGANIZATION

EXHIBIT C    FORM OF CERTIFICATE FOR TRANSFER TO QIB

EXHIBIT D    FORM OF CERTIFICATE FOR TRANSFER TO INSTITUTIONAL
             ACCREDITED INVESTOR

EXHIBIT E    FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO
             REGULATION S

EXHIBIT F    FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE                                                INDENTURE SECTION
ACT SECTION
310       (a)(1).................................................         7.10
          (a)(2).................................................         7.10
          (a)(3).................................................         N.A.
          (a)(4).................................................         N.A.
          (a)(5).................................................         7.10
          (b)....................................................   7.03; 7.10
          (c)....................................................         N.A.
311       (a)....................................................         7.11
          (b)....................................................         7.11
          (c)....................................................         N.A.
312       (a)....................................................         2.05
          (b)....................................................        10.03
          (c)....................................................        10.03
313       (a)....................................................         7.06
          (b)(1).................................................         7.06
          (b)(2).................................................   7.06; 7.07
          (c)....................................................  7.06; 10.02
          (d)....................................................         7.06
314       (a)....................................................  4.03; 10.05
          (b)....................................................         N.A.
          (c)(1).................................................        10.04
          (c)(2).................................................        10.04
          (c)(3).................................................         N.A.
          (d)....................................................         N.A.
          (e)....................................................        10.05
          (f)....................................................         N.A.
315       (a)....................................................         7.01
          (b)....................................................  7.05, 10.02
          (c)....................................................         7.01
          (d)....................................................         7.01
          (e)....................................................         6.11
316       (a)(last sentence).....................................         2.11
          (a)(1)(A)..............................................         6.05
          (a)(1)(B)..............................................         6.04
          (a)(2).................................................         2.15
          (b)....................................................         6.07
          (c)....................................................         N.A.
317       (a)(1).................................................         6.08
          (a)(2).................................................         6.09

-----------
* This Cross-Reference Table is not part of the Indenture.

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          (b)....................................................         2.04
318       (a)....................................................        10.01
          (b)....................................................         N.A.
          (c)....................................................        10.01

N.A. means not applicable.

       Indenture, dated as of May 6, 2003, between J. Crew Intermediate LLC, a Delaware limited liability company (the "Company"), and U.S. Bank National Association, as trustee (the "Trustee").

       The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Company's 16.0% Senior Discount Contingent Principal Notes due 2008 (the "Senior Discount Contingent Principal Notes") and the exchange 16.0% Senior Discount Contingent Principal Notes due 2008 (the "Exchange Senior Discount Contingent Principal Notes" and, together with the Senior Discount Contingent Principal Notes, the "Notes"):

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

       "ACCRETED VALUE" means, as of any date of determination prior to November 15, 2005, with respect to any Note, the sum of (i) the initial offering price (which will be calculated by discounting the aggregate principal amount at maturity (not including any Contingent Principal and accreted interest thereon) of such Note at a rate of 16.0% per annum, compounded semi-annually on each May 15 and November 15 from November 15, 2005 to the Issue Date) of such Note; (ii) the portion of excess of the aggregate principal amount at maturity (not including any Contingent Principal and accreted interest thereon) of such Note over the initial offering price of such Note which will have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 16.0% per annum of the initial offering price of such Note, compounded semi-annually on each May 15 and November 15 from the Issue Date through the date of determination, computed on the basis of a 360-day year of twelve 30-day months; (iii) the applicable initial offering price (which will be calculated by discounting the aggregate principal amount at maturity of each Contingent Principal, if any, at a rate of 16.0% per annum, compounded semi-annually on each May 15 and November 15 from November 15, 2005, to the applicable date of original issuance) of each such Contingent Principal, if any; and (iv) the portion of excess of the aggregate principal amount at maturity of each Contingent Principal, if any, over the applicable initial offering price of such Contingent Principal which will have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 16.0% per annum of the applicable initial offering price of such Contingent Principal, compounded semi-annually on each May 15 and November 15 from the applicable date of original issuance of such Contingent Principal through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

       "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person or assumed in connection with the acquisition of any asset used or useful in a Permitted Business acquired by such specified Person; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such acquisition, as the case may be.

       "ADDITIONAL INTEREST" means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement or any other Registration Rights Agreement.

       "ADDITIONAL NOTE BOARD RESOLUTIONS" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Additional Notes.

       "ADDITIONAL NOTES" means the Company's 16.0% Senior Discount Contingent Principal Notes originally issued after the Issue Date pursuant to Section 2.18, including any replacement Notes and any Exchange Senior Discount Contingent Principal Notes as specified in the relevant Additional Note Board Resolutions. The aggregate principal amount of the Additional Notes that may be issued after the Issue Date pursuant to Section 2.18 is limited to the amount necessary to repurchase $21,667,000 in aggregate principal amount of the Existing Debentures which were not exchanged for Senior Discount Contingent Principal Notes as of the Issue Date.

       "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "AGENT" means any Registrar, Paying Agent or co-registrar.

       "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that apply to such transfer and exchange.

       "ASSET SALE" means (i) the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease (other than an operating lease), conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of this Indenture described in Sections 4.13 and 5.01 and not by the provisions of Section 4.10 hereof, and
(ii) the sale by the Company and the issue or sale by any of the Restricted Subsidiaries of the Company of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or for net cash proceeds in excess of $1.0 million.

       Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Subsidiary) or by a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Subsidiary) to the Company or to a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Subsidiary), (ii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Subsidiary),
(iii) a Restricted Payment that is permitted by Section 4.07 hereof, (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets, (v) foreclosures on assets, (vi) the clearance of inventory and (vii) the sale, conveyance or other disposition of accounts receivables and related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary or by a Receivables Subsidiary, in connection with a Qualified Receivables Transaction, in each case, will not be deemed to be Asset Sales.

       "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

       "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

       "BOARD OF DIRECTORS" means the board of directors of the Company or any authorized committee of such board of directors.

       "BUSINESS DAY" means any day other than a Legal Holiday.

       "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "CASH EQUIVALENTS" means (i) securities issued or unconditionally and fully guaranteed or insured by the full faith and credit of the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the

Congress Credit Facility or with any domestic commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (iii), above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two of the highest ratings obtainable from either Moody's or S&P and in each case maturing within one year after the date of acquisition and (vi) investments in funds investing exclusively in investments of the types described in clauses (i) through (v) above.

       "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), other than the Principals and their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined above), other than the Principal and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act), directly or indirectly, of 40% or more of the Voting Stock of the Company (measured by voting power rather than number of shares) and (B) the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other "person", (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person and (B) the "beneficial owners" (as defined above) of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly through one or more subsidiaries, not less than a majority of the total Voting Stock of the surviving or transferee corporation immediately after such transaction.

       "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme, or the successor to its securities clearance and settlement operations.

       "COMMISSION" means the Securities and Exchange Commission.

       "COMPANY" means J. Crew Intermediate LLC, a Delaware limited liability company, and its permitted successors.

       "CONGRESS CREDIT FACILITY" means a certain Loan and Security Agreement, dated as of December 23, 2002 by and among J. Crew Corp., J. Crew Inc., Grace Holmes, Inc. and H.F.D. No. 55, Inc., as borrowers, Congress Financial Corporation, as administrative and collateral agent, and certain other parties named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

       "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income of such Person and its Restricted Subsidiaries), plus
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash charge that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries, in each case, to the extent that such interest expense is deducted in computing such Consolidated Net Income, minus
(vi) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

       "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iii) the cumulative effect of a change in accounting principles shall be excluded.

       "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were either members of such Board at the time of such nomination or election or are successor Continuing Directors appointed by such Continuing Directors (or their successors).

       "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

       "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Congress Credit Facility and the TPG-MD Investment Notes Payable) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exceptions provided by clause (i) of the definition of Permitted Debt.

       "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "DEFINITIVE NOTES" means Notes issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.07 and Exhibit A.

       "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to this Indenture, and, thereafter, "DEPOSITARY" shall mean or include such successor.

       "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that a class of Capital Stock shall not be Disqualified Stock hereunder solely as the result of any maturity or redemption that is conditioned upon, and subject to, compliance with Section 4.07 hereof; and provided, further, that Capital Stock issued to any plan for the benefit of employees of the Company or its subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

       "DISTRIBUTION COMPLIANCE PERIOD" means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (i) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (ii) the issue date for such Notes.

       "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "EUROCLEAR" means Euroclear Bank, S.A/N.V., as operator of the Euroclear system, or its successor in such capacity.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCHANGE OFFER" means the offer by the Company to Holders to exchange Senior Discount Contingent Principal Notes for Exchange Senior Discount Contingent Principal Notes.

       "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

       "EXCHANGE SENIOR DISCOUNT CONTINGENT PRINCIPAL NOTES" means debt securities of the Company substantially identical in all material respects to the Senior Discount Contingent Principal Notes (except that the transfer restrictions and the Additional Interest with respect to the Senior Discount Contingent Principal Notes will be modified or eliminated, as appropriate), to be issued pursuant to this Indenture pursuant to the Exchange Offer for a like principal amount of Senior Discount Contingent Principal Notes originally issued pursuant to an exemption from registration under the Securities Act, and any replacement Notes issued therefore in accordance with this Indenture.

       "EXISTING DEBENTURES" means the 13?% Senior Discount Debentures due 2008 issued by Holdings.

       "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Congress Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

       "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations; provided, however, that in no event shall any amortization of deferred financing costs incurred in connection with the recapitalization be included in Fixed Charges), and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), and (iv) the product of (A) (without duplication) (1) all dividends paid or accrued in respect of Disqualified Stock which are not included in the interest expense of such Person for tax purposes for such period and (2) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity

Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

       "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated without giving effect to clause (ii) of the proviso set forth in the definition of Consolidated Net Income and shall reflect any pro forma expense and cost reductions attributable to such acquisitions (to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission), and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and Consolidated Cash Flow shall reflect any pro forma expense or cost reductions relating to such discontinuance or disposition (to the extent such expense or cost reductions would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission), and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date; provided, however, that all reports and other financial information provided by the Company to the Holders, the Trustee and/or the Commission shall be prepared in accordance with GAAP, as in effect on the date of such report or other financial information.

       "GLOBAL NOTES" means the Rule 144A Global Notes, the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes and any Notes exchanged for any of the foregoing in the Exchange Offer.

       "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

       "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

       "HOLDINGS" means J. Crew Group, Inc., a New York corporation.

       "HOLDER" means a Person in whose name a Note is registered.

       "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than a QIB.

       "IAI NOTE" means a Definitive Note that is a Restricted Note held by an IAI.

       "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

       "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof.

       "INDENTURE" means this Indenture, as amended or supplemented from time to time.

       "INDIRECT PARTICIPANT" means a Person who holds an interest through a Participant.

       "INSOLVENCY OR LIQUIDATION PROCEEDINGS" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to the creditors of the Company, as such, or to the assets of the Company or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

       "ISSUE DATE" means the date on which Notes are first issued and authenticated under this Indenture.

       "ISSUE DATE NOTES" means the Notes originally issued on the Issue Date having an aggregate principal amount at maturity of $193,346,138, and any replacement Notes and Exchange Senior Discount Contingent Principal Notes issued therefor in accordance with this Indenture.

       "ISSUE DATE REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Trustee, on behalf of the Holders of Notes.

       "J. CREW CORP." means J. Crew Operating Corp., a Delaware corporation.

       "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a security interest therein).

       "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

       "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any payments that are required to be made under the Tax Sharing Agreement), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

       "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (A) provide(s) credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (B) are/is directly or indirectly liable (as a guarantor or otherwise), and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, including the stock of such Unrestricted Subsidiary.

       "NON-U.S. PERSON" means a person who is not a U.S. person, as defined in Regulation S.

       "NOTE CUSTODIAN" means the Trustee when serving as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

       "NOTES" means any of the Company's 16.0% Senior Discount Contingent Principal Notes issued and authenticated pursuant to this Indenture, including the Exchange Senior Discount Contingent Principal Notes and any Additional Notes.

       "OBLIGATIONS" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "OFFERING" means the offer to exchange Existing Debentures of Holdings for the Senior Discount Contingent Principal Notes of the Company as contemplated by the Offering Circular.

       "OFFERING CIRCULAR" means the Confidential Offering Circular and Consent Solicitation Statement dated April 4, 2003 with respect to the Offering.

       "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

       "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 10.05 hereof.

       "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

       "PARTICIPANT" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, a Person who has an account with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

       "PERMITTED BUSINESS" means the design, manufacture, importing, exporting, distribution, marketing, licensing and wholesale and retail sale of apparel, housewares, home furnishings and related items, and businesses reasonably related thereto.

       "PERMITTED INVESTMENTS" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company (other than a Receivables Subsidiary); (ii) any Investment in Cash and Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company (other than a Receivables Subsidiary) or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Receivables Subsidiary); (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or any transaction not constituting an Asset Sale by reason of the $1.0 million threshold contained in the definition thereof; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture; (vii) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding; (viii) additional Investments not to exceed $25.0 million at any one time outstanding; (ix) Investments in securities of trade creditors or customers received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; and (x) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, that any Investment in any such Person is in the form of a Purchase Money Note, any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable.

       "PERMITTED LIENS" means (i) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (ii) Liens on assets of Restricted Subsidiaries securing Indebtedness of Restricted Subsidiaries permitted to be incurred under this Indenture; (iii) Liens securing the Notes; (iv) Liens securing the Company's obligations under the Congress Credit Facility; (v) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Company; (vi) Liens securing Permitted Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions hereof; provided, however, that such Liens (A) are not materially less favorable to the Holders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; (vii) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP; (viii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, supplies, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (x) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgement shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (xi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xii) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease; (xiii) Liens securing Capital Lease Obligations and purchase money Indebtedness incurred in accordance with Section 4.09 hereof; provided, however, that (A) the Indebtedness shall not exceed the cost of such property or assets being acquired or constructed and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets being acquired or constructed and
(B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvii) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture; (xviii) Liens securing Acquired Debt incurred in accordance with Section 4.09 hereof; provided that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Restricted Subsidiary of the Company and are not more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Restricted Subsidiary of the Company; (xix) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries; (xx) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and (xxi) Liens or assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

       "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, prepay, retire, renew, replace, defease or refund Indebtedness of the Company or any of its Subsidiaries (other than such Indebtedness described in clauses (i), (vi), (vii), (viii), (ix), (x),
(xi), (xiii) and (xiv) of Section 4.09 hereof); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereof); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, prepaid, retired, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

       "PRINCIPALS" means TPG Partners II, L.P., a Delaware limited partnership.

       "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

       "QIB" means a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

       "QUALIFIED PROCEEDS" means any of the following or any combination of the following: (i) cash, (ii) Cash Equivalents, (iii) long-term assets that are used or useful in a Permitted Business and (iv) the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock,
(A) such Person becomes a Wholly Owned Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary of the Company.

       "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

       "RECEIVABLES" means, with respect to any Person or entity, all of the following property and interests in property of such Person or entity, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable incurred in the ordinary course of business, including without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (iv) all reserves and credit balances with respect to any such accounts receivable or account debtors, (v) all letters of credit, security, or guarantees for any of the foregoing, (vi) all insurance policies or reports relating to any of the foregoing, (vii) all collection or deposit accounts relating to any of the foregoing, (viii) all proceeds of the foregoing and (ix) all books and records relating to any of the foregoing.

       "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary which engages in no activities other than in connection with the financing of accounts receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (i) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (A) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (B) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (iii) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced by the Company by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

       "RECEIVABLES TRANSACTION" means (i) the sale or other disposition to a third party of Receivables or an interest therein, or (ii) the sale or other disposition of Receivables or an interest therein to a Receivables Subsidiary followed by a financing transaction in connection with such sale or disposition of such Receivables (whether such financing transaction is effected by such Receivables Subsidiary or by a third party to whom such Receivables Subsidiary sells such Receivables or interests therein); provided that in each of the foregoing, the Company or its Subsidiaries receive at least 80% of the aggregate principal amount of any Receivables financed in such transaction.

       "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement between the Company and the Trustee or one or more investment banks acting as initial purchasers in connection with any issuance of Notes under the Indenture, including the Issue Date Registration Rights Agreement.

       "REGISTRATION STATEMENT" means an effective Exchange Offer Registration Statement or Shelf Registration Statement.

       "REGULATION S" means Regulation S promulgated under the Securities Act or any successor regulation.

       "RELATED PARTY" with respect to any Principal means (i) any controlling stockholder or a majority of (or more) owned Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

       "RESALE RESTRICTION TERMINATION DATE" means for any Restricted Note (or beneficial interest therein) other than a Regulation S Temporary Global Note (which shall have no Resale Restriction Termination Date), two years (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.

       "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer in the Corporate Trust Services Division of the Trustee (or any successor group of the Trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "RESTRICTED BENEFICIAL INTEREST" means any beneficial interest of a Participant or Indirect Participant in the Rule 144A Global Note or the Regulation S Global Note.

       "RESTRICTED BROKER DEALER" has the meaning set forth in the Registration Rights Agreement.

       "RESTRICTED GLOBAL NOTES" means the Rule 144A Global Notes and the Regulation S Global Notes, all of which shall bear the Private Placement Legend.

       "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

       "RESTRICTED NOTE" means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act other than, in each case, the Regulation S Permanent Global Note, or any Exchange Senior Discount Contingent Principal Note until such time as:

              (i) such Issue Date Note (or beneficial interest therein) or Additional Note (or beneficial interest therein) has been exchanged for a corresponding Exchange Senior Discount Contingent Principal Note pursuant to an Exchange Offer Registration Statement or transferred pursuant to a Shelf Registration Statement;

              (ii) the Resale Restriction Termination Date therefor has passed;
       or

              (iii) the Private Placement Legend (as defined in Section 2.07(b)) therefor has otherwise been removed pursuant to Section 2.08 or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

       "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

       "RULE 144A" means Rule 144A promulgated under the Securities Act or any successor rule.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SENIOR SUBORDINATED NOTES" means J. Crew Corp.'s 10?% Senior Subordinated Notes due 2007.

       "SHELF REGISTRATION STATEMENT" has the meaning set forth in the Issue Date Registration Rights Agreement and any other Registration Rights Agreement.

       "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

       "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable transaction.

       "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

       "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "TAX SHARING AGREEMENT" means the tax sharing agreement in effect as of the Issue Date among the Company, Holdings and any one or more of subsidiaries of the Company, as amended from time to time, so long as the amount of the Company's (or any of its Restricted Subsidiaries') payments for which the Company and its Restricted Subsidiaries are responsible, or the time when such payments are required to be made thereunder or any other of the Company's rights, duties, and obligations thereunder are no less favorable to the Company than as provided in such agreement as in effect on the Issue Date, as determined in good faith by (i) a majority of the independent members of the Board of Directors of the Company if there are more than two independent members of the Board of Directors of the Company, or (ii) if there are not more than two independent members of the Board of Directors of the Company, then a majority of the members of the Board of Directors of the Company and the independent members of the Board of Directors of the Company, if applicable.

       "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

       "TPG-MD INVESTMENT NOTES PAYABLE" means that certain Credit Agreement, dated as of February 4, 2003, among Holdings, J. Crew Corp., and certain subsidiaries thereof, and TPG-MD Investment, LLC.

       "TRANSFER RESTRICTED SECURITIES" means Notes or beneficial interests therein that bear or are required to bear the Private Placement Legend.

       "TRUSTEE" means U.S. Bank National Association until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor.

       "UNRESTRICTED GLOBAL NOTES" means one or more Global Notes that do not and are not required to bear the Private Placement Legend.

       "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (i) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (ii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iii) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with a Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness or outstanding issue of preferred stock of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted to be incurred under Section 4.09 hereof, and (ii) no Default or Event of Default would exist following such designation.

       "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "WHOLLY OWNED SUBSIDIARY" of any Person means a Restricted Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.

         TERM                                                       DEFINED IN
                                                                      SECTION

         "AFFILIATE TRANSACTION".....................................  4.11
         "AGENT MEMBERS" ............................................  2.06
         "ASSET SALE OFFER"..........................................  4.10
         "ASSET SALE OFFER TRIGGERING AGENT".........................  4.10
         "AUTHENTICATING AGENT"......................................  2.02
         "CHANGE OF CONTROL OFFER"...................................  4.13
         "CHANGE OF CONTROL PAYMENT".................................  4.13
         "CHANGE OF CONTROL PAYMENT DATE"............................  4.13
         "COMPANY ORDER" ............................................  2.02
         "CONTINGENT PRINCIPAL" .....................................  2.20
         "COVENANT DEFEASANCE".......................................  8.03
         "CUSTODIAN".................................................  6.01
         "DTC".......................................................  2.03
         "EVENT OF DEFAULT"..........................................  6.01
         "EXCESS PROCEEDS"...........................................  4.10
         "INCUR".....................................................  4.09
         "LEGAL DEFEASANCE"..........................................  8.02
         "NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION"...............  2.01
         "OFFER AMOUNT"..............................................  3.09
         "OFFER PERIOD"..............................................  3.09
         "PARI PASSU INDEBTEDNESS"...................................  4.10
         "PAYING AGENT"..............................................  2.03
         "PAYMENT DEFAULT"...........................................  6.01
         "PERMITTED DEBT"............................................  4.09
         "PRIVATE PLACEMENT LEGEND"..................................  2.07
         "PURCHASE DATE".............................................  3.09
         "REGISTRAR".................................................  2.03
         "REGULATION S GLOBAL NOTE" .................................  2.01
         "REGULATION S TEMPORARY GLOBAL NOTE" .......................  2.01
         "REGULATION S PERMANENT GLOBAL NOTE" .......................  2.01
         "REPURCHASE OFFER"..........................................  3.09

         "RESTRICTED PAYMENTS" ......................................  4.07
         "RULE 144A GLOBAL NOTE" ....................................  2.01

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

              "INDENTURE SECURITIES" means the Notes;

              "INDENTURE SECURITY HOLDER" means a Holder of a Note;

              "INDENTURE TO BE QUALIFIED" means this Indenture;

              "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

              "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

       All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

       Unless the context otherwise requires:

       (i)    a term has the meaning assigned to it herein;

       (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

       (iii)  "or" is not exclusive;

       (iv) words in the singular include the plural, and in the plural include the singular;

       (v)    provisions apply to successive events and transactions;

       (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

       (vii) references to the payment of principal of the Notes shall include applicable premium, if any; and

       (viii) references to payments on the Notes shall include Additional Interest payable under a Registration Rights Agreement, if any.

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01. FORM AND DATING.

       (a) The Issue Date Notes are being originally offered and sold by the Company pursuant to the Offering Circular. The Notes will be issued in fully-registered certificated form without coupons. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes initially shall be issued in minimum denominations of $1 and integral multiples thereof.

       (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.

       (c) The Notes may have notations, legends or endorsements as specified in
Section 2.07 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

       (d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a "Rule 144A Global Note").

       (e) Notes originally offered and sold outside the United States of America in reliance on Regulation S will be issued in the form of one or more temporary Global Notes (each, a "Regulation S Temporary Global Note"). An interest in a Regulation S Temporary Global Note will be exchangeable for an interest in a permanent Global Note (a "Regulation S Permanent Global Note", and together with the Regulation S Temporary Global Note, a "Regulation S Global Note") on or after the expiration of the Distribution Compliance Period upon the receipt by the Registrar of a certificate in the form of Exhibit B-1 (a "Non-U.S. Beneficial Ownership Certification") to the effect that Euroclear or Clearstream, Luxembourg, as applicable, has received a certificate in the form of Exhibit B-2, from the holder of a beneficial interest in such Regulation S Temporary Global Note (or its agent) in the principal amount to be exchanged. Upon receipt by the Registrar of a Non-U.S. Beneficial Ownership Certification,
(i) with respect to the first such Non-U.S. Beneficial Ownership Certification, the Company will execute, and upon Company Order the Trustee will authenticate and deliver to the Note Custodian, one or more Regulation S Permanent Global Notes and (ii) with respect to the first and each subsequent Non-U.S. Beneficial Ownership Certification, the Registrar and the Note Custodian shall exchange the interest in the Regulation S Temporary Global Note covered by such Non-U.S. Beneficial Ownership Certification for an interest of equal principal amount in the Regulation S

Permanent Global Note. Upon any exchange of an interest in a Regulation S Temporary Global Note for a comparable interest in the Regulation S Permanent Global Note, the Registrar shall decrease the Regulation S Temporary Global Note and increase the Regulation S Permanent Global Note, in each case in an amount equal to the principal amount of Notes covered by the applicable Non-U.S. Beneficial Ownership Certification.

       (f) Each Issue Date Note originally offered and sold to an IAI and each Additional Note originally offered and sold to an IAI not pursuant to an effective registration statement under the Securities Act and not in reliance on Regulation S will be issued in the form of a IAI Note. Upon such issuance, the Registrar shall register such IAI Note in the name of the beneficial owner or owners of such note (or the nominee of such beneficial owner or owners) and deliver the certificates for such IAI Notes to the respective beneficial owner or owners. IAI Notes shall be in minimum denominations of $250,000 and integral multiples of $1, except as provided in Section 4.10, 4.13 or 3.06.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

       One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form. If an Officer of the Company whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

       A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

       At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of the Additional Notes that may be authenticated and delivered under this Indenture after the Issue Date pursuant to Section 2.18 is limited to the amount necessary to repurchase $21,667,000 in aggregate principal amount of the Existing Debentures which were not exchanged for Senior Discount Contingent Principal Notes as of the Issue Date.

       The Trustee may appoint an authenticating agent (the "Authenticating Agent") acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

       The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

       The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Definitive Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

       The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.01(vii) or (viii) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven
(7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. GLOBAL NOTE PROVISIONS.

       (a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.07 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

       (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

       (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. Definitive Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

              (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice,

              (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable, or

              (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

In connection with the exchange of an entire Global Note for Definitive Notes pursuant to this subsection (c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

       (d) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver to the exchanging Holder, a new Definitive Note representing the principal amount not so exchanged unless such principal amount is to be exchanged for a beneficial interest in a Global Note pursuant to Section 2.08(e).

SECTION 2.07. LEGENDS.

       (a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

       (b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (together with, if applicable, the legend specified in Section 2.07(d), the "Private Placement Legend").

       (c) Each Regulation S Temporary Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

       (d) Each IAI Note that is a Restricted Note shall bear the additional legend specified therefor in Exhibit A on the face thereof.

SECTION 2.08. TRANSFER AND EXCHANGE.

       (a) The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:

              (i) If the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or a portion thereof) to an IAI, (x) upon receipt by the Note Custodian and Registrar of:

                     (A) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to issue one or more IAI Notes in the amounts specified to the transferee IAI and, debit or cause to be debited an equivalent amount of beneficial interest in the Rule 144A Global Note, and

                     (B) a certificate in the form of Exhibit D from the IAI transferee,

       and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall:

                     (A) authenticate and deliver to the IAI transferee IAI Note(s) in an equivalent amount to the beneficial interest in the Rule 144A Global Note being transferred in accordance with the foregoing, and

                     (B) decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

              (ii) If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and
                     (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

                     (A) instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and

                     (B) a certificate in the form of Exhibit E from the transferor,

       and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.

       (b) The following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Temporary Global Note:

              (i) If the owner of a beneficial interest in a Regulation S Temporary Global Note wishes to transfer such interest (or a portion thereof) to an IAI, (x) upon receipt by the Note Custodian and Registrar of:

                     (A) instructions from the Holder of the Regulation S Temporary Global Note directing the Note Custodian and Registrar to issue one or more IAI Notes in specified amounts in the name of the transferee IAI, and debit or cause to be debited an equivalent amount of beneficial interest in the Regulation S Temporary Global Note, and

                     (B) a certificate in the form of Exhibit D from the IAI transferee,

       and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall:

                            (1)    authenticate and deliver to the IAI
                                   transferee IAI Note(s) in an equivalent
                                   amount to the beneficial interest in the Regulation S Temporary Global Note being transferred in accordance with the foregoing, and

                            (2) decrease the Regulation S Temporary Global Note for such amount in accordance with the foregoing.

              (ii) If the owner of an interest in a Regulation S Temporary Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A, (x) upon receipt by the Note Custodian and Registrar of:

                     (A) instructions from the Holder of the Regulation S Temporary Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Temporary Global Note to be transferred, and

                     (B) a certificate in the form of Exhibit C duly executed by the transferor, and

       (y) in accordance with the rules and procedures of DTC, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Temporary Global Note by such amount in accordance with the foregoing.

              (iii) No interest in a Regulation S Temporary Global Note will be transferred to a holder of an interest in the Regulation S Permanent Global Note except pursuant to Section 2.01(e).

       (c) The following provisions shall apply with respect to any proposed transfer of an IAI Note (or portion thereof) that is a Restricted Note:

              (i) If the Holder of an IAI Note wishes to transfer such IAI Note (or a portion thereof) to a QIB pursuant to Rule 144A,
                     (x) upon receipt by the Note Custodian and Registrar of:

                     (A)    such IAI Note, duly endorsed as provided herein,

                     (B) instructions from such Holder directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount (or portion thereof) of such IAI Note to be transferred, and, if the entire principal amount of such IAI Note is not being transferred to issue one or more IAI Notes to the transferor IAI in an amount equal to the principal amount not transferred, and

                     (C) a certificate in the form of Exhibit C duly executed by the transferor, and

       (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall:

                            (1)    cancel the IAI Note delivered to it,

                            (2)    increase the Rule 144A Global Note in
                                   accordance with the foregoing, and

                            (3) if applicable, issue to the IAI transferor one or more IAI Note(s) in accordance with the foregoing;

              (ii) If the Holder of an IAI Note wishes to transfer such IAI Note (or any portion thereof) to an IAI, the Registrar shall authenticate and deliver IAI Note(s) to the appropriate IAI(s) upon receipt by Registrar of:

                     (A)    such IAI Note, duly endorsed as provided herein,

                     (B) instructions from such Holder directing the Registrar to issue one or more IAI Notes in the amounts specified to the transferee IAI and, if the entire principal amount of such IAI Note is not being transferred, the transferor IAI in an amount equal to the principal amount not transferred, and

                     (C) a certificate in the form of Exhibit D duly executed by the transferee.

              (iii) If (1) the Holder of an IAI Note wishes to transfer such IAI Note (or a portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, (x) upon receipt by the Note Custodian and Registrar of:

                     (A)    such IAI Note, duly endorsed as provided herein,

                     (B) instructions from the Holder of such IAI Note directing the Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the IAI Note (or portion thereof) to be transferred, and, if the entire principal amount of such IAI Note is not being transferred to issue one or more IAI Notes to the transferor IAI in an amount equal to the principal amount not transferred, and

                     (C) a certificate in the form of Exhibit E from the transferor,

       and (y) subject to the rules and procedures of DTC, the Note Custodian and Registrar shall:

                            (1)    cancel the IAI Note delivered to it,

                            (2) increase the Regulation S Global Note for such amount in accordance with the foregoing, and

                            (3) if applicable, issue to the IAI transferor one or more IAI Note(s) in accordance with the foregoing.

       (d) OTHER TRANSFERS. Any transfer of Restricted Notes not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Definitive Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.8(e).

       (e) USE AND REMOVAL OF PRIVATE PLACEMENT LEGENDS. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Definitive Notes if they have been issued pursuant to Section 2.06(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

              (i) such Notes (or beneficial interests) are exchanged in the Exchange Offer;

              (ii) such Notes (or beneficial interests) are transferred pursuant to a Shelf Registration Statement;

              (iii) such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit F and an Opinion of Counsel reasonably satisfactory to the Registrar;

              (iv) such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

              (v) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Note shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any clauses Section 2.08(e)(i) through (v). The Company shall deliver to the Trustee an Officers' Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

       (f) CONSOLIDATION OF GLOBAL NOTES AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

              (i) If a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) is outstanding at the time of a Exchange Offer, any interests in a Global Note exchanged in such Exchange Offer shall be exchanged for interests in such outstanding Global Note.

              (ii) Upon the transfer or exchange (including pursuant to a Exchange Offer) of any Definitive Note for which a Private Placement Legend would not be required pursuant to Section 2.08(e) following such transfer or exchange, such Definitive Note shall be exchanged for an interest in a Global Note (other than a Regulation S Global Note) not bearing a Private Placement Legend and, if no such Global
                     Note is Outstanding at such time, the

                     Company shall execute and upon Company Order the Trustee shall authenticate a Global Note not bearing a Private Placement Legend.

              (iii) Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes to the extent that they constitute, as determined pursuant to an Opinion of Counsel, different classes of securities for U.S. federal income tax purposes.

       (g) RETENTION OF DOCUMENTS. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this
Article 2. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

       (h) EXECUTION, AUTHENTICATION OF NOTES, ETC.

              (i) Subject to the other provisions of this Section 2.08, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article 2, the Company will execute and upon Company Order the Trustee will authenticate Definitive Notes and Global Notes at the Registrar's request. In accordance with any Registration Rights Agreement, the Company will execute and upon Company Order, the Trustee will authenticate Exchange Senior Discount Contingent Principal Notes in exchange for Issue Date Notes.

              (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to the Exchange Offer, or
                     Section 3.07, Section 4.10, Section 4.13 or Section 9.05).

              (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) Business Days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

              (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.09. REPLACEMENT NOTES.

       If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by an Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

       Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.10. OUTSTANDING NOTES.

       The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.10 as not outstanding. Except as set forth in Section 2.11 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note. If a Note is replaced pursuant to Section 2.09 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

       If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

       If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.11. TREASURY NOTES.

       In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Trustee's register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.12. TEMPORARY NOTES.

       Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by an Officer of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a written order of the Company signed by an Officer authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.13. CANCELLATION.

       The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.09 hereof, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by an Officer of the Company, the Company shall direct that cancelled Notes be returned to it.

SECTION 2.14. DEFAULTED INTEREST.

       If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15. RECORD DATE.

       The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316 (c).

SECTION 2.16. COMPUTATION OF INTEREST.

       Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.17. CUSIP NUMBER.

       The Company in issuing the Notes may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.18. ADDITIONAL NOTES.

       The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the other outstanding Notes, except that Additional Notes

       (i) may have a different issue date from other outstanding Notes;

       (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Notes; and

       (iii) may be entitled to Additional Interest as provided in Section 2.19 not applicable to other outstanding Notes and may not be entitled to such Additional Interest applicable to other outstanding Notes;

PROVIDED, that no adjustment pursuant to this Section 2.18 shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Issue Date Notes for U.S. federal income tax purposes except for Additional Notes that have a separate CUSIP number from other outstanding Notes pending performance by the Company of its obligations under the Registration Rights Agreement applicable thereto.

SECTION 2.19. ADDITIONAL INTEREST UNDER THE REGISTRATION RIGHTS AGREEMENTS.

       Under certain circumstances, the Company may be obligated to pay Additional Interest to Holders, all as and to the extent set forth in the Issue Date Registration Rights Agreement or any Registration Rights Agreement applicable to Additional Notes. The terms thereof are hereby incorporated herein by reference.

       The Company shall advise the Trustee promptly and, if requested by Trustee, confirm such advice in writing, of the registration status as set forth in the applicable Registration Rights Agreement. The Trustee may rely on such notices without further inquiry. Unless the Trustee receives a notice from the Company to the effect that a registration statement has been filed or is effective, as applicable, or an exchange offer has been consummated within the deadlines set forth in the applicable Registration Rights Agreement, the Trustee may assume that the deadline has been missed, in which case the Trustee will impose Additional Interest in accordance with the applicable Registration Rights Agreement. Such Additional Interest is deemed to be interest for purposes of this Indenture.

SECTION 2.20. CONTINGENT PRINCIPAL.

       (a) CONTINGENT PRINCIPAL. In the event that Holdings' consolidated EBITDA (as defined in the Congress Credit Facility) exceeds $50.0 million for the immediately preceding fiscal year, on each May 15 (including May 15, 2008), commencing on May 15, 2004, the aggregate Accreted Value or the aggregate principal amount at maturity, as applicable, of the Notes will be increased in an amount equal to 10% of the excess, if any, of Holdings' consolidated EBITDA for the immediately preceding fiscal year over $50.0 million (such amount, the "Contingent Principal"). The Contingent Principal, if any, will be allocated pro rata among the then outstanding Notes. Any Contingent Principal will accrete or accrue, as applicable, at a rate of 16.0% per annum (computed on a semi-annual bond equivalent basis) calculated from the date of issuance of such Contingent Principal.

       (b) PAYMENT OF CONTINGENT PRINCIPAL. If payable, the Contingent Principal shall be paid on the Stated Maturity of the Notes.

       (c) NOTICE. In the event that Contingent Principal accrues on the Notes, the Company shall give notice thereof by delivering an Officers' Certificate to the Trustee no later than April 30 of the applicable year. Such Officers' Certificate shall inform the Trustee of the amount of Contingent Principal per Note and in the aggregate for all outstanding Notes. Following the receipt of such notice, the Trustee shall promptly provide such information to the registered Holders of Notes and DTC for dissemination to its Participants.

SECTION 2.21. CALCULATION OF ORIGINAL ISSUE DISCOUNT AND INTEREST FOR U.S.
              FEDERAL INCOME TAX PURPOSES.

       The Company agrees, and each Holder and any beneficial holder of a Note by its purchase thereof shall be deemed to agree, to treat (in the absence of an administrative determination or judicial ruling to the contrary), for United States federal income tax purposes, the Notes as debt instruments that are subject to Section 1.1275-4(c) of the Treasury Regulations. For United States federal income tax purposes, the Company shall accrue interest with respect to the noncontingent component of the outstanding Notes as original issue discount and shall report interest with respect to the contingent component of the outstanding Notes according to the "method for debt instruments not subject to the noncontingent bond method," set forth in section 1.1275-4(c) of the Treasury Regulations.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

       If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter period is acceptable to the Trustee) an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

       If the Company is required to make an offer to purchase Notes pursuant to
Section 4.10 or 4.13 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price, (v) the purchase date and (vi) and further setting forth a statement to the effect that (A) the Company or one its Subsidiaries has affected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (B) a Change of Control has occurred, as applicable.

SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED OR PURCHASED.

       If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. Notices of redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate). Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest and Additional Interest cease to accrue on Notes or portions of them called for redemption unless the Company defaults in making the redemption payment.

SECTION 3.03. NOTICE OF REDEMPTION.

       At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail a notice of redemption to each Holder whose Notes are to be redeemed.

       The notice shall identify the Notes to be redeemed and shall state:

              (i)    the redemption date;

              (ii) the redemption price for the Notes and accrued interest, and Additional Interest, if any;

              (iii) if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon surrender of the original Note;

              (iv)   the name and address of the Paying Agent;

              (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (vi) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

              (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

              (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

       Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest and Additional Interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

       On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.13, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company upon its written request any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any applicable premium), accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased.

       If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, unpaid and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased, on and after the redemption or purchase date interest and Additional Interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal and Additional Interest, if any, from the redemption or purchase date until such principal and Additional Interest, if any, is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06. NOTES REDEEMED IN PART.

       Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

       The Company may redeem the Notes, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the Accreted Value or the principal amount at maturity thereof, as applicable, of the Notes if redeemed during the 12-month period commencing on May 15 of the years set forth below:

        YEAR                                                  PERCENTAGE
        ----                                                  ----------
        2003.............................................       110.0%
        2004.............................................       107.5%
        2005.............................................       105.0%
        2006.............................................       102.5%
        2007 and thereafter..............................       100.0%


SECTION 3.08. MANDATORY REDEMPTION.

       Except as set forth under Sections 3.09, 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09. REPURCHASE OFFERS.

       In the event that the Company shall be required to commence an offer to all Holders to repurchase Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof, an "Asset Sale," or pursuant to Section 4.13 hereof, a "Change of Control Offer," the Company shall follow the procedures specified below.

       A Repurchase Offer shall commence no earlier than 30 days and no later than 60 days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.13(c) hereof) or an Asset Sale Offer Triggering Event (as defined below), as the case may be, and remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Asset Sale Offer, or 4.13 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

       If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

       Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale Offer Triggering Event as the case may be and shall state:

              (i)    that the Repurchase Offer is being made pursuant to this
                     Section 3.09 and Section 4.10 or 4.13 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

              (ii)   the Offer Amount, the purchase price and the Purchase Date;

              (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;

              (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

              (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice not later than the close of business on the last day of the Offer Period;

              (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

              (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis; and

              (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

       On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Additional Interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or depository, as the case may be, to deliver to the Trustee Notes so accepted and
(iii) deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date and the Company shall promptly issue a new Note, and the Trustee, shall authenticate and mail or deliver such new Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Repurchase Offer on the Purchase Date.

       Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.

                                   ARTICLE 4
                                    COVENANTS

SECTION 4.01. PAYMENT OF NOTES.

       The Company shall pay or cause to be paid the principal (including Contingent Principal, if any, and accreted interest thereon) of, premium, if any, and interest (including accrued interest on Contingent Principal, if any) on the Notes on the dates and in the manner provided in the Notes. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. Principal, premium and Additional Interest, if any, and interest, shall be considered paid for all purposes hereunder on the date the Paying Agent if other than the Company or a Subsidiary thereof holds, as of 10:00 a.m. (New York City time) money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium and Additional Interest, if any, and interest, then due.

       The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

       The Company shall maintain in the Borough of Manhattan, the City of New York an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

       The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

       The Company hereby designates the office of U.S. Bank National Association in the Borough of Manhattan, City of New York, as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03. COMMISSION REPORTS.

       Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operation of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission at any time after the effective date of the Exchange Offer Registration Statement, the Company shall file a copy of all such information and reports with the Commission for public availability within the time period set forth in the rules and regulations of the Commission (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, at all times that the Commission does not accept the filings provided for in the preceding sentence, the Company has agreed that, for so long as any Notes remain outstanding, it shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The financial information to be distributed to Holders of Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, within 90 days after the end of the Company's fiscal years and within 45 days after the end of each of the first three quarters of each such fiscal year.

       The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information and, if requested by the Company and at the Company's expense, the Trustee will deliver such reports to the Holders under this Section 4.03.

SECTION 4.04. COMPLIANCE CERTIFICATE.

       The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium or Additional Interest, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

       So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements and was unable to do so.

       The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

       The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

       The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly take any of the following actions (each, a "Restricted Payment"): (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, payment in connection with any merger or consolidation involving the Company), other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company; (ii) purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company or any Equity Interest of any Restricted Subsidiary held by persons other than the Company or another Restricted Subsidiary; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment, unless, at the time of and immediately after giving effect to such Restricted Payment:

       (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

       (B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

       (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii),
(iii), (iv), (vii), (ix), (x) and (xi) of the next succeeding paragraph), is less than the sum (without duplication) of (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus
(2) 100% of the aggregate Qualified Proceeds received by the Company from contributions to the Company's capital or the issue or sale subsequent to the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (3) to the extent that any Restricted Investment that was made after the Issue Date is sold for Qualified Proceeds or otherwise liquidated or repaid (including, without limitation, by way of a dividend or other distribution, a repayment of a loan or advance or other transfer of assets) for in whole or in part, the lesser of (x) the Qualified Proceeds with respect to such Restricted Investment, (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (4) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (x) the fair market value of such Subsidiary or (y) the aggregate amount of all Investments made in such Subsidiary subsequent to the Issue Date by the Company and its Restricted Subsidiaries, plus (v) $15.0 million.

       The provisions of the foregoing paragraph will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if the dividend would have been permitted on the date of declaration pursuant to the foregoing paragraph; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (C)(2) of the preceding paragraph; (iii) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend (or the making of a similar distribution or redemption) by a Restricted Subsidiary of the Company to the holders of the Company's common Equity Interests on a pro rata basis; (v) so long as no Default or Event of Default shall have occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, or any Equity Interests of the Restricted Subsidiary of the Company, held by any member of the Company's (or any of its Restricted Subsidiaries') management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or stock option agreement in effect as of the Issue Date; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (A) $10.0 million and (B) the aggregate cash proceeds received by the Company from any reissuance of Equity Interests by the Company to members of management of the Company and its Restricted Subsidiaries (provided that the cash proceeds referred to in this clause (B) shall be excluded from clause (C)(2), of the preceding paragraph);
(vi) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued after the date hereof in accordance with Section 4.09; (vii) so long as no Default or Event of Default will have occurred and be continuing, payments required to be made under the Tax Sharing Agreement; (viii) so long as no Default or Event of Default will have occurred and be continuing, payments of cash dividends or the making of loans or advances by the Company to Holdings not to exceed $0.5 million in any fiscal year for costs and expenses incurred by Holdings in its capacity as a holding company or for services rendered by Holdings on behalf of the Company; (ix) so long as no Default or Event of Default will have occurred and be continuing, payments of cash dividends to Holdings in order to enable Holdings to make payments of interest required to be made in respect of the Existing Debentures in accordance with the terms thereof in effect on the Issue Date; (x) deferment of interest payable in respect of Existing Debentures the Company acquired in the Offering; and (xi) distribution of Existing Debentures the Company acquired in the Offering as dividends to Holdings for cancellation; PROVIDED that the Company is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of

Section 4.09 hereof and the Existing Debentures distributed as dividends to Holdings are immediately canceled.

       The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

       The amount of (i) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and (ii) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by the Company of such Qualified Proceeds. The fair market value of any non-cash Restricted Payment and Qualified Proceeds shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by
Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08. DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) the Congress Credit Facility and the indenture with respect to the Senior Subordinated Notes, as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Congress Credit Facility or the indenture with respect to the Senior Subordinated Notes, as the case may be, as in effect on the Issue Date,
(B) the Indenture and the

Notes, (C) applicable law or any applicable rule, regulation or order, (D) any agreement or instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was created or entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (E) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices, (F) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (G) any Purchase Money Note, or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating to a Receivables Subsidiary, (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced and (I) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

       The Company shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

       The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

              (i) Indebtedness of the Company and its Restricted Subsidiaries under the Credit Facilities; provided that the aggregate principal amount of all

                     Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $224.0 million less the aggregate principal of all principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with Section 4.10.

              (ii) the incurrence by the Company of Indebtedness represented by the Notes (including Contingent Principal, if any) and the Additional Notes, if any;

              (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

              (iv) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is permitted by this Indenture to exist or be incurred;

              (vi) the incurrence of intercompany Indebtedness (A) between or among the Company and any Wholly Owned Restricted Subsidiaries of the Company or (B) by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary to the Company or a Wholly Owned Subsidiary; provided, however, that (1) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (2) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

              (vii) the incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging

                     (A) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) the value of foreign currencies purchased or received by the Company in the ordinary course of business;

              (viii) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

              (ix) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or the agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, or other guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

              (x) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction;

              (xi) the guarantee by any Restricted Subsidiary of the Company of Indebtedness of any Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

              (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $20.0 million;

              (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

              (xiv) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
                     (xiv), not to exceed $30.0 million.

       For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of Accreted Value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.10. ASSET SALES.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents or (B) Qualified Proceeds; provided that the aggregate fair market value of Qualified Proceeds (other than cash or Cash Equivalents), which may be received in consideration for Asset Sales shall not exceed $7.5 million since the Issue Date; provided, further, that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to extent of the cash received) within 180 days following the closing of such Asset Sale, shall be deemed to be cash for purposes of this provision.

       Within 395 days after the receipt of any Net Proceeds from an Asset Sale, the Company or its Restricted Subsidiaries may apply such Net Proceeds, at its option, (i) to repay Indebtedness of a Restricted Subsidiary, or (ii) to the investment in, or the making of a capital expenditure or the acquisition of other property or assets in each case used or useable in a Permitted Business, or Capital Stock of any Person primarily engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, such Person becomes a Restricted Subsidiary, or (iii) as combination of the uses described in clauses (i) and (ii) of this paragraph. Pending the final application of any such Net Proceeds, the Company or its Restricted Subsidiaries may temporarily reduce Indebtedness of a Restricted Subsidiary of the Company or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Asset Sale Offer Triggering Event"), the Company will be required to make an offer to all Holders of Notes and, to the extent required by the terms of any Indebtedness ranking pari passu with the Notes ("Pari Passu Indebtedness") to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase if the date of purchase is prior to November 15, 2005 or the principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the date of repurchase is on or after November 15, 2005, in each case, in accordance with the procedures set forth in Section 3.09 hereof or such Pari Passu Indebtedness, as applicable. To the extent that the aggregate Accreted Value or principal amount at maturity, as applicable, of Notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or its Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes. If the aggregate Accreted Value or principal amount at maturity, as applicable of Notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to or Investment in, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that each of the following will not be deemed an Affiliate
Transaction: (1) transactions with suppliers or other purchasers or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in accordance with the terms of this Indenture which are fair to the Company, in the good faith determination of the Board of Directors of the Company or the senior management of the Company and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (2) any employment agreements, stock option or other compensation agreements or plans (and the payment of amounts or the issuance of securities thereunder) and other reasonable fees, compensation, benefits and indemnities paid or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary to or with the officers, directors or employees of the Company or its Restricted Subsidiaries, (3) transactions between or among the Company and/or its Restricted Subsidiaries,
(4) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction and (5) Restricted Payments (other than Restricted Investments) that are permitted by Section 4.07 hereof.

SECTION 4.12. LIENS.

       The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom for purposes of security, except Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, (with the same relative priority as such subordinate or junior Indebtedness shall have with respect to the Notes) and (ii) in all other cases, the Notes are secured by such Lien on an equal and ratable basis.

SECTION 4.13. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

       Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase if the Change of Control Payment Date is prior to November 15, 2005 or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the Change of Control Payment Date is on or after November 15, 2005 (the "Change of Control Payment"). Within 65 days following the date on which a Change of Control occurs, the Company shall mail, by first class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"), pursuant to the procedures required by Section 3.09 hereof and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions hereof relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described hereof by virtue thereof.

       On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control

Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in minimum denominations of $1 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date in accordance with Section 3.09 hereof.

       The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization, leveraged buy out or similar transaction which is not a Change of Control.

       Prior to complying with the provisions of the preceding paragraphs, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Indebtedness of its Subsidiaries or obtain the requisite consents, if any, under the Congress Credit Facility and the Senior Subordinated Notes to permit the repurchase of the Notes required by this section. The Company will not be required to purchase any Debentures until it has complied with the preceding sentence, but the Company's failure to make a Change of Control Offer when required or to purchase tendered Notes when tendered would constitute an Event of Default under this Indenture.

       The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.14. CORPORATE EXISTENCE.

       Subject to Section 4.13 and Article 5 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15. BUSINESS ACTIVITIES.

       The Company shall not, and shall not permit any Restricted Subsidiary to engage in any business other than Permitted Businesses.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION OF SALE OF ASSETS.

       The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity) Holdings. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) either the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Subsidiary), the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

       For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Clause (iv) of the foregoing paragraph will not prohibit (A) a merger between the Company and a Wholly Owned Subsidiary of the Company created for the purpose of holding the Capital Stock of the Company, (B) a merger between the Company and a Wholly Owned Restricted Subsidiary of the Company or (C) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as, in the case of each of clause (A), (B) and (C), the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

       Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, that, (i) solely for the purposes of computing Consolidated Net Income for purposes of clause (B) of the first paragraph of
Section 4.07 hereof, the Consolidated Net Income of any person other than the Company and its Subsidiaries shall be included only for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and (ii) in the case of any sale, assignment, transfer, lease, conveyance, or other disposition of less than all of the assets of the predecessor Company, the predecessor Company shall not be released or discharged from the obligation to pay the principal of or interest and Additional Interest, if any, on the Notes.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

       Each of the following constitutes an "Event of Default":

              (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

              (ii) default in payment when due of principal of or premium, if any, on the Notes;

              (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under Sections 4.07, 4.09, 4.10 or 4.13;

              (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice from the Trustee or by the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any of its other agreement in this Indenture or the Notes;

              (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of such Indebtedness after giving effect to any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

              (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and credit worthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

              (vii) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (D) makes a general assignment for the benefit of its creditors, or

                     (E) generally is not paying its debts as they become due;

              (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                     (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days;

              (ix) default by Holdings in payment when due of the principal of the Existing Debentures; or

              (x) default by Holdings for 30 days in the payment when due of interest on the Existing Debentures.

       The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION.

       If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005 or all principal of and accrued and unpaid interest on the Notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005. Notwithstanding the foregoing, if an Event of Default specified in clause (vii) or (viii) of Section
6.01 hereof occurs, then, without any declaration or other act on the part of the Trustee or any Holder of the Notes, the unpaid principal of and premium, if any and accrued and unpaid interest on all the Notes will become immediately due and payable in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005 or all principal of and accrued and unpaid interest on the Notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (v) of Section
6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

SECTION 6.03. OTHER REMEDIES.

       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

       The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required, upon becoming aware of any

Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

       The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.05. CONTROL BY MAJORITY.

       The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.06. LIMITATION ON SUITS.

       A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

              (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

              (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

              (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

              (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

              (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

       A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

       Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest, and Additional Interest, if any, on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

       If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

       The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

       If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

       First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

       Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Interest, if any, respectively;

       Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

       Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

       The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

       (a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

       (b) Except during the continuance of an Event of Default:

              (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

       (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.01.

       (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

       (a) The Trustee may conclusively rely on the truth of the statements and correctness of the opinions contained in, and shall be protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee's own choosing and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

       (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

       (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

       (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

       The Trustee in its individual or any other capacity may become the owner of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

       The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

       If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or

Event of Default in payment on any Note pursuant to Section 6.01(i) or (ii) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

       Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c). A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07. COMPENSATION AND INDEMNITY.

       The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

       The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

       The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

       The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

       The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

              (i)    the Trustee fails to comply with Section 7.10 hereof;

              (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (iii) a Custodian or public officer takes charge of the Trustee or its property; or

              (iv)   the Trustee becomes incapable of acting.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

       If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

       There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

       The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

       The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to all Notes then outstanding upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective obligations with respect to all Notes then outstanding on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in
(i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal amount at maturity or Accreted Value (as applicable), premium, if any, and interest and Additional Interest on such Notes when such payments are due from the trust referred to in Section 8.04(a); (ii) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.08, 2.09, 2.12, 4.02 and 4.03 hereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith; and (iv) the provisions of this Section 8.02.

SECTION 8.03. COVENANT DEFEASANCE.

       Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Article 5 and in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii) through (v) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

       The following shall be the conditions to the application of either
Section 8.02 or Section 8.03 hereof to the outstanding Notes:

       In order to exercise either Legal Defeasance or Covenant Defeasance:

              (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of or Accreted Value (as applicable) of, premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

              (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the financing of amounts to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

              (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions (which assumptions and exclusions shall not relate to the operation of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision), after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

              (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (viii) the Company shall have delivered to the Trustee an
                     Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

       Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the then outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

       The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

       Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time at the Company's written request and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (i) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY.

       Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Additional Interest, if any, on any Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, or Additional Interest, if any, have become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

       If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 hereof or Section 8.03 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 hereof or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF THE NOTES.

       Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement this Indenture or the Notes:

              (i)    to cure any ambiguity, defect or inconsistency;

              (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

              (iii) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger, or consolidation pursuant to Article 5 hereof;

              (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

              (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

              (vi) to provide for the issuance of the Exchange Senior Discount Contingent Principal Notes, which will have terms substantially identical to the other outstanding Notes except for the requirement of a Private Placement Legend and related transfer restrictions under the Securities Act and this Indenture and as to the applicability of Additional Interest payable as provided in Section 2.19, and which will be treated, together with any other outstanding Notes, as a single issue of securities; or

              (vii) to provide for the issuance of Additional Notes as permitted by Section 2.18, which will have terms substantially identical to the other outstanding Notes except as specified in Section 2.18, and which will be treated, together with any other outstanding Notes, as a single issue of securities.

       Upon the written request of the Company accompanied by a resolution of its Board of Directors of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

       Except as provided below in this Section 9.02, this Indenture and the Notes issued hereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes).

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

       It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

       Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may amend or waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, or waiver may not (with respect to any Note held by a non-consenting Holder):

              (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

              (ii) reduce the principal of or change the fixed maturity of any Notes or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 3.09, 4.10 and 4.13 hereof) or amend or modify the calculation of the Accreted Value so as to reduce the amount of Accreted Value of the Notes;

              (iii) reduce the rate of or change the time for payment of interest on any Note;

              (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration);

              (v) make any Note payable in money other than that stated in the Notes;

              (vi)   make any change in Section 6.04 or 6.07 hereof;

              (vii) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Section 4.10 or 4.13 hereof); or

              (viii) make any change in the amendment and waiver provisions of this Article 9.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

       Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

       Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.

       However, any such Holder or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

       The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

       Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

       The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01. TRUST INDENTURE ACT CONTROLS.

       If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02. NOTICES.

       Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                                    J. Crew Intermediate LLC
                                    c/o J. Crew Group, Inc.
                                    770 Broadway
                                    New York, New York 10003
                                    Telecopier No.:  (212) 209-2666
                                    Attention:  Chief Financial Officer

         With a copy to:

                                    Cleary Gottlieb, Steen & Hamilton
                                    One Liberty Plaza
                                    New York, New York 10006
                                    Telecopier No.:  (212) 225-3999
                                    Attention:  Paul J. Shim

         If to the Trustee:

                                    U.S. Bank National Association
                                    Goodwin Square
                                    225 Asylum Street
                                    Hartford, CT 06103
                                    Telecopier No.:  (860) 241-6881
                                    Attention:  Corporate Trust Department

       The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

       Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

       Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Company shall furnish to the Trustee upon request:

              (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

              (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

              (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

              (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06. RULES BY TRUSTEE AND AGENTS.

       The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES,
               ORGANIZERS AND MEMBERS.

       No director, officer, employee, organizer or members of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.08. GOVERNING LAW.

       THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

SECTION 10.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

       This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10. SUCCESSORS.

       All agreements of the Company in this Indenture and the Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 10.11. SEVERABILITY.

       In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12. COUNTERPART ORIGINALS.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13. TABLE OF CONTENTS, HEADINGS, ETC.

       The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES


Dated as of May 6, 2003        J. CREW INTERMEDIATE LLC


                               By:    /s/ Scott M. Rosen
                                      -------------------------------------
                                      Name: Scott M. Rosen
                                      Title: Executive Vice-President and Chief
                                      Financial Officer



                               U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee



                               By:    /s/ Philip G. Kane, Jr.
                                      -------------------------------------
                                      Name: Philip G. Kane, Jr.
                                      Title: Vice President

                                                                       EXHIBIT A

                                  FORM OF NOTE

[INCLUDE THE FOLLOWING LEGEND FOR GLOBAL NOTES ONLY:

"THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

[INCLUDE THE FOLLOWING LEGEND ON ALL NOTES THAT ARE RESTRICTED NOTES:]

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES, FOR THE BENEFIT OF THE COMPANY, THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF

RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b),
(c), (d) OR (e) BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
(2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

[INCLUDE THE FOLLOWING LEGEND ON ALL IAI NOTES:

"IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIED WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE."]

[INCLUDE THE FOLLOWING LEGEND ON ALL REGULATION S TEMPORARY GLOBAL NOTES:

"THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED ABOVE.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE."]

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT, WHICH SHOULD BE TAKEN INTO ACCOUNT UNDER THE METHOD SET FORTH IN SECTION 1.1275-4(c) OF THE TREASURY REGULATIONS FOR PRIVATELY PLACED CONTINGENT PAYMENT DEBT INSTRUMENTS; FOR EACH $1,000 PRINCIPAL AMOUNT OF

THIS SECURITY, THE ISSUE PRICE IS $677.97, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $322.03, THE ISSUE DATE IS MAY 6, 2003 AND THE YIELD TO MATURITY IS 16.0% PER ANNUM. ANY CONTINGENT PAYMENTS ON THIS SECURITY SHOULD BE TAKEN INTO ACCOUNT UNDER THE "METHOD FOR DEBT INSTRUMENTS NOT SUBJECT TO THE NONCONTINGENT BOND METHOD" SET FORTH IN SECTION 1.1275-4(c) OF THE TREASURY REGULATIONS.

                              FORM OF FACE OF NOTE
           16.0% Senior Discount Contingent Principal Notes due 2008

No. ___                                            Principal Amount $___________


                  [IF THE NOTE IS A GLOBAL NOTE INCLUDE THE FOLLOWING TWO LINES:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                 [CUSIP][ISIN] NO. ____________]


J. CREW INTERMEDIATE LLC, a Delaware limited liability company, promises to pay to _________________ or registered assigns, the principal amount of __________ Dollars ($__________) [IF THE NOTE IS A GLOBAL NOTE, ADD THE FOLLOWING: as revised by the Schedule of Increases and Decreases in Global Note attached hereto] (the "Original Principal Amount"), or, if Contingent Principal has accrued as specified on the reverse side of this Note, then J. CREW INTERMEDIATE LLC promises to pay to ____________ or registered assigns, the sum of the Original Principal Amount and the aggregate amount of the accrued Contingent Principal, on May 15, 2008.

         Interest Payment Dates:          May 15 and November 15

         Record Dates:                    May 1 and November 1

         Additional provisions of this Note are set forth on the other side of this Note, which provisions shall for all purposes have the same effect as if fully set forth at this place.

                                      J. CREW INTERMEDIATE LLC


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 16.0% Senior Discount Contingent Principal Notes due 2008 referred to in the within-mentioned Indenture:

Dated: _____________                  U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                              FORM OF BACK OF NOTE
            16.0% Senior Discount Contingent Principal Notes due 2008


       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1.     INTEREST.

       J. Crew Intermediate LLC, a Delaware limited liability company, or its successor (the "Company"), promises to pay interest on the principal amount of this Note at the rate of 16.0% per annum and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on May 15 and November 15, commencing on November 15, 2005, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2005; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after November 15, 2005), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from November 15, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

       2.     CONTINGENT PRINCIPAL.

       In the event that Holdings' consolidated EBITDA (as defined in the Congress Credit Facility) exceeds $50.0 million for the immediately preceding fiscal year, on each May 15 (including May 15, 2008), commencing on May 15, 2004, the aggregate Accreted Value or the aggregate principal amount at maturity, as applicable, of the Notes will be increased in an amount equal to 10% of the excess, if any of Holdings' consolidated EBITDA for the immediately preceding fiscal year over $50.0 million (such amount is hereinafter referred to as "Contingent Principal"). The Contingent Principal, if any, will be allocated pro rata among the then outstanding Notes. Any Contingent Principal will accrete or accrue, as applicable, at a rate of 16.0% per annum (computed on a semi-annual bond equivalent basis) calculated from the date of issuance of such Contingent Principal. If payable, the Contingent Principal shall be paid on May 15, 2008.

       In the event that Contingent Principal accrues on the Notes, the Company shall give notice thereof by delivering an Officers' Certificate to the Trustee no later than April 30 of the applicable year. Such Officers' Certificate shall inform the Trustee of the amount of Contingent

Principal per Note and in the aggregate for all outstanding Notes. Following the receipt of such notice, the Trustee shall promptly provide such information to the registered Holders of Notes and DTC for dissemination to its Participants.

       3.     METHOD OF PAYMENT.

       The Company will pay interest (including accrued interest on Contingent Principal, if any) on the Notes (except defaulted interest) and Additional Interest, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal (including Contingent Principal, if any, and accreted interest thereon), premium and Additional Interest, if any, and interest (including accrued interest on Contingent Principal, if any) at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest (including accrued interest on Contingent Principal, if any) and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal (including Contingent Principal, if any, and accreted interest thereon) of, premium and Additional Interest, if any, and interest (including accrued interest on Contingent Principal, if any) on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       4.     PAYING AGENT AND REGISTRAR.

       Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

       5.     INDENTURE.

       The Company issued the Notes under an Indenture dated as of May 6, 2003 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured Obligations of the Company having an aggregate principal amount at maturity of $193,346,138 (plus Contingent Principal, if any, and accreted interest thereon), plus amounts sufficient to pay premium or Additional Interest, if any, and interest on outstanding Notes as set forth in Paragraph 3 hereof. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture.

       6.     OPTIONAL REDEMPTION.

       The Company may redeem the Notes, in whole at any time or in part from time to time, at the following redemption prices, expressed as percentages of the Accreted Value or the principal amount at maturity thereof, as applicable, of the Notes if redeemed during the 12-month period commencing on May 15 of the years set forth below:

        YEAR                                                PERCENTAGE
        ----                                                ----------
        2003...........................................       110.0%
        2004...........................................       107.5%
        2005...........................................       105.0%
        2006...........................................       102.5%
        2007 and thereafter............................       100.0%

       7.     MANDATORY REDEMPTION.

       Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

       8.     REPURCHASE AT OPTION OF HOLDER.

       (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the Accreted Value thereof as of the date of repurchase if the Change of Control Payment Date is prior to November 15, 2005 or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the Change of Control Payment Date is on or after November 15, 2005. Within 65 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

       (b) When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness to all holders of such Pari Passu Indebtedness (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase if the date of purchase is prior to November 15, 2005 or the principal amount at maturity thereof, plus accrued and unpaid interest thereon through the date of purchase if the date of repurchase is on or after November 15, 2005, in each case in accordance with the procedures set forth in the Indenture or such Pari Passu Indebtedness. To the extent that the aggregate Accreted Value or principal amount at maturity, as applicable, of Notes and any such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate Accreted Value or principal amount at maturity, as applicable, of Notes and any Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

       Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

       (c) Holders of the Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

       9.     NOTICE OF REDEMPTION.

       Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. On and after the redemption date, the Accreted Value will cease to increase and interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

       10.    DENOMINATIONS, TRANSFER, EXCHANGE.

       The Notes are in registered form without coupons. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       11.    PERSONS DEEMED OWNERS.

       The registered Holder of a Note may be treated as its owner for all purposes.

       12.    AMENDMENT, SUPPLEMENT AND WAIVER.

       Subject to the following paragraphs and to the provisions of the Indenture, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

       Without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Exchange Senior Discount Contingent Principal Notes or Additional Notes.

       13.    DEFAULTS AND REMEDIES.

       Events of Default include:

       (i) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company or any Restricted Subsidiary for 30 days after notice from the Trustee or at least 25% in principal amount of the Notes to comply with the provisions described in Sections 4.07, 4.09, 4.10 and 4.13 of the Indenture; (iv) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (1) is caused by a failure to pay principal of such Indebtedness after giving effect to any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its stated maturity and, (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries (viii) default by Holdings in payment when due of the principal of the Existing Debentures; and (ix) default by Holdings for 30 days in the payment when due of interest on the Existing Debentures. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005 or all principal of and accrued and unpaid interest on the Notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005. Notwithstanding the foregoing, if an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiary occurs, then, without any declaration or other act on the part of the Trustee or any Holder of the Notes, the unpaid principal of and premium, if any and accrued and unpaid interest on all the Notes will become immediately due and payable in an amount equal to the Accreted Value of the Notes outstanding on the date of acceleration, if such acceleration occurs prior to November 15, 2005 or all principal of and accrued and unpaid interest on the Notes outstanding on the date of acceleration, if such acceleration occurs on or after November 15, 2005. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of

Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (v) above, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause
(v) above have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (x) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

       14.    TRUSTEE DEALINGS WITH COMPANY.

       The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

       15.    NO RECOURSE AGAINST OTHERS.

       No director, officer, employee, organizer or member, of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

       16.    AUTHENTICATION.

       This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       17.    ABBREVIATIONS.

       Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

       18.    ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.

       In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of the date hereof, among the Company, and the Trustee, on behalf of the Holders of Notes (the "Registration Rights Agreement").

       19.    CUSIP NUMBERS.

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                                    J. Crew Intermediate LLC
                                    c/o J. Crew Group, Inc.
                                    770 Broadway
                                    New York, New York 10003
                                    Telecopy:  (212) 209-2666
                                    Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below:

       (I) or (we) assign and transfer this Note to _____________________ (Insert assignee's soc. sec. or tax I.D. no.) ___________________


           _________________________________________________________

           _________________________________________________________

           _________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint__________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:________________________________

Your Signature:_________________________________________________________________
                 (Sign exactly as your name appears on the face of this Note)

Signature Guarantee:______________________________
                   (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

       |_| Section 4.10 |_| Section 4.13

       If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$___________________


       Date:________________       Your Signature:______________________________

          (Sign exactly as your name appears on the face of this Note)

Tax Identification No.:___________

Signature Guarantee:______________________________
                          (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[TO BE ATTACHED TO GLOBAL NOTES ONLY:


                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


       The following increases or decreases in this Global Note have been made:



Date of          Amount of decrease in    Amount of increase in    Principal Amount of      Signature of
Exchange         Principal Amount of      Principal Amount of      this Global Note         authorized signatory
                 this Global Note         this Global Note         following such           of Trustee or Note
                                                                   decrease or increase     Custodian
--------         ----------------------   ---------------------    --------------------     --------------------












                                                                     EXHIBIT B-1

       FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY EUROCLEAR OR
                            CLEARSTREAM, LUXEMBOURG



                                             [Date]

U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, CT 06103

       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ---------------------------------------------------------------

       This is to certify with respect to $__________ principal amount of the Notes that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of such principal amount (our "Member Organizations") certifications with respect to such portion, substantially to the effect set forth in the Indenture for the Notes.

       We further certify:

              (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Note excepted in such certifications; and

              (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

       We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you or the Company to produce this certification to any interested party in such proceedings.

Dated:   ________________, 20 ___


                                        Yours faithfully,
                                        [Euroclear or Clearstream, Luxembourg]

By ______________________________



                                     B-1-1

                                                                     EXHIBIT B-2

          FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY MEMBER
                                  ORGANIZATION



                                                [Date]

[Euroclear or Clearstream, Luxembourg as applicable]


       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ------------------------------------------------------------

       This is to certify that as of the date hereof, and except as set forth below, the Notes held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Securities Act of 1933, as amended (the "Act"). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

       We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

       This certification excepts and does not relate to $________ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

       We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, the Company or the Trustee or Registrar for the Notes to produce this certification to any interested party in such proceedings.

Date: ____________________, 20 ___. (Not earlier than 15 days prior to the end of the Distribution Compliance Period).

By:
       -----------------------------------
       [Agent Member]
       As, or as agent for, the Beneficial Owner(s) of the Notes to which this certificate relates.]


                                     B-2-1

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE FOR TRANSFER TO QIB


                                                 [Date]


U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, CT 06103

       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ------------------------------------------------------------

Ladies and Gentlemen:

       Reference is hereby made to the Indenture, dated as of May 6, 2003, (as amended and supplemented from time to time, the "Indenture"), among the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       This Certificate relates to $___________ aggregate principal amount of Notes [IN THE CASE OF A TRANSFER OF AN INTEREST IN A REGULATION S GLOBAL NOTE: which represents an interest in a Regulation S Global Note beneficially owned by] [IN THE CASE OF A TRANSFER OF AN IAI NOTE: which are held in the name of] the undersigned (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.

       In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

       Very truly yours,

       [Name of Transferor]

       By:____________________________


       _______________________________
       Authorized Signature

                                                                       EXHIBIT D

          FORM OF CERTIFICATE FOR TRANSFER TO INSTITUTIONAL ACCREDITED
                                    INVESTOR

                                                  [Date]

U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, CT 06103

       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ------------------------------------------------------------

Ladies and Gentlemen:

       Reference is hereby made to the Indenture, dated as of May 6, 2003, (as amended and supplemented from time to time, the "Indenture"), among the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       This certificate is delivered to request a transfer of $ principal amount of the Notes (the "Transferred Notes") to the undersigned (the "Transferee").

       Upon transfer, the Transferred Notes should be registered in the name of the new owner as follows:

       Name: ___________________________________ [IF APPLICABLE, ADD: as nominee for the transferee]

       Address: ________________________________

       Taxpayer ID Number: _____________________

       The undersigned represents and warrants to you that:

       (1) We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

       (2) We acknowledge that (a) neither the Company, nor any person acting on behalf of the Company has made any representation to us with respect to the Company or the offer or sale of the Notes; and (b) any information we desire concerning the Company and the Notes or any other matter relevant to our decision to acquire the Notes is or has been made available to us.

       (3) We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and we are (or any account for which we are purchasing under paragraph
              (4) below is) an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) able to bear the economic risk of investment in the Notes.

       (4) We are acquiring the Notes for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

       (5) We understand that (a) the Notes will be in registered form only and that any certificates delivered to us in respect of the Notes will bear a legend substantially to the following effect:

                     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES, FOR THE BENEFIT OF THE COMPANY, THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c), (d)

                     OR (e) BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
                     (A) ABOVE."

              and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Notes in accordance with paragraph 6 below (provided, in the case of a disposition of the Notes in accordance with paragraph
              (6)(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with 6(a) below.

       (6) We agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if at some future time, we decide to resell, pledge or otherwise transfer the Notes, we will not do so unless such Notes are offered, resold, pledged or otherwise transferred in accordance with any applicable securities law of any state of the United States and:

              (a) the Notes are sold in compliance with Rule 144(k) under the Securities Act; or

              (b) the Notes are sold in compliance with Rule 144A under the Securities Act; or

              (c) the Notes are sold in compliance with Rule 904 of Regulation S under the Securities Act; or

              (d) the Notes are sold pursuant to an effective registration statement under the Securities Act; or

              (e)    the Notes are sold to the Company; or

              (f) the Notes are disposed of in any other transaction that does not require registration under the Securities Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

       THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                    Very truly yours,

                                    [Name of Transferee]

                                    By: _______________________________________

                                    ___________________________________________
                                        Authorized Signature]

                                                                       EXHIBIT E

            FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

                                              [Date]

U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, CT 06103

       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ------------------------------------------------------------

Ladies and Gentlemen:

       Reference is hereby made to the Indenture, dated as of May 6, 2003, (as amended and supplemented from time to time, the "Indenture"), among the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       In connection with our proposed sale of $________ aggregate principal amount of the Notes [IN THE CASE OF A TRANSFER OF AN INTEREST IN A 144A GLOBAL
NOTE: , which represent an interest in a 144A Global Note beneficially owned by] [IN THE CASE OF A TRANSFER OF AN IAI NOTE: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (a) the offer of the Notes was not made to a person in the United States;

              (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

              (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (e) we are the beneficial owner of the principal amount of Notes being transferred.

       In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________


                  _______________________________
                  Authorized Signature]

                                                                       EXHIBIT F


             FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144


                                                 [Date]

U.S. Bank National Association
Goodwin Square
225 Asylum Street
Hartford, CT 06103

       Re:    16.0% Senior Discount Contingent Principal Notes due 2008 of
              J. Crew Intermediate LLC
              ------------------------------------------------------------

Ladies and Gentlemen:

       Reference is hereby made to the Indenture, dated as of May 6, 2003, (as amended and supplemented from time to time, the "Indenture"), among the Company and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

       In connection with our proposed sale of $________ aggregate principal amount of the Notes [IN THE CASE OF A TRANSFER OF AN INTEREST IN A 144A GLOBAL
NOTE: , which represent an interest in a 144A Global Note beneficially owned by] [IN THE CASE OF A TRANSFER OF AN IAI NOTE: held in the name of] the undersigned ("Transferor"), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

       You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                  Authorized Signature










                                      F-1